EX-99.906CERT

certification

Sam Singh, Principal Executive Officer/President, and Dawn Borelli, Principal Financial Officer/Treasurer of the Boyar Value Fund, Inc. (the “Registrant”), each certify to the best of his or her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2016 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President               Principal Financial Officer/Treasurer

Boyar Value Fund, Inc.                                   Boyar Value Fund, Inc.

/s/ Sam Singh                                                /s/ Dawn Borelli

Sam Singh                                                      Dawn Borelli

Date: 9/2/16                                                 Date: 9/2/16

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Boyar Value Fund, Inc. and will be retained by the Boyar Value Fund, Inc. and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.